                Exhibit 99.1
Charting a Path to the Future: CCA Industries Announces $6,000,000 Credit Facility;
Capital Preservation Holdings LLC Purchase Founder’s Class A Shares
EAST RUTHERFORD, N.J., September 8, 2014 CCA Industries, Inc. (NYSE MKT: "CAW"), announced today the following events:

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On September 5, 2014, the Company entered into an agreement for a $5,000,000 working capital facility and a $1,000,000 term loan provided by Capital Preservation Solutions, LLC. The facility has an interest rate of 6% and matures in fifteen months. In addition Capital Preservation Solutions, LLC received warrants to purchase up to 24% of the Company’s shares at the closing price as of September 4, 2014. The proceeds shall be used primarily to fund the Company’s renewed commitment to driving profitable brand growth with smart marketing and advertising programs.

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Separately, Founders David Edell and Ira Berman have sold all of their Class A shares, as well as a majority of their common stock to Capital Preservation Holdings, LLC, a group which includes Richard Kornhauser, the Company’s Chief Executive Officer and Stephen Heit, Chief Financial Officer. The transaction also closed September 5, 2014.

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In a related transaction, David Edell and Ira Berman simultaneously terminated their individual consulting agreements with the Company in exchange for payments totaling $1.2 million, saving the Company $949,256. The consulting agreements had an original expiration of December 2015 with aggregate payments of $2,149,256 due through that date if not terminated. In connection with the termination, the Company will be taking a charge of $1.2 million in the fourth quarter of fiscal 2014.

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Richard Kornhauser, Chief Executive Officer and President, will continue to lead the company and has been appointed to the Company’s Board of Directors. Stephen Heit will remain as the Company’s Chief Financial Officer and has also been appointed to the Company’s Board.

•	Stanley Kreitman, Robert Lage and Jonathan Rothschild will remain as board members. Josephine Belli, a partner at the law firm of Goldberg Segalla, has been appointed to the Board.
Stanley Kreitman, Chairman of the Company’s Board of Directors said “We have taken a number of steps in fiscal 2014 to help us build a strong platform for future profitable growth and deliver sustained shareholder value.” Richard Kornhauser, Chief Executive Officer and President commented: “We have aggressively initiated our strategic and tactical plans over the past 10-months that are geared to enhancing the Company’s future success. The steps announced today are a natural progression and a vote of confidence in our disciplined, consumer centric and results driven approach to improve CCA’s future performance.” Mr. Kornhauser added: “We are truly appreciative of the tireless effort expended over the past 31-years of both David Edell and Ira Berman who created and built a branded consumer goods platform that continues to offer substantial sales and profit upside.” Mr. Kornhauser concluded by saying “The working capital facility ensures that we have the fuel to drive the equity value of our core brands: Bikini Zone, Nutra-Nail Treatments, Plus White, Scar Zone, and Sudden Change.”
CCA Industries, Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, "Plus White" toothpastes and teeth whiteners, “Bikini Zone" medicated topical and shave gels, "Nutra Nail" nail care treatments, "Scar Zone" scar treatment products, "Sudden Change" anti-aging skin care products, and "Solar Sense" sun protection products.
Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially, from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission, and include, among other things, the Company’s ability to execute on its plans to increase revenue and earnings from its core brands. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.